UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2008

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-16735	23-3087517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Agreement

On May 13, 2008, Penn Virginia Resource GP, LLC (the “General Partner”), Penn Virginia Resource Partners, L.P. (the “Partnership”) and Penn Virginia Operating Co., LLC (the “Operating Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lehman Brothers Inc. and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Common Units Offering”) by the Partnership of 4,750,000 common units representing limited partner interests in the Partnership (the “Common Units”) at $28.00 per common unit. The Partnership has granted the underwriters a 30-day option to purchase up to an additional 712,500 Common Units to cover over-allotments, if any. The Common Units to be sold in the Common Units Offering were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-106195). The closing of the Common Units Offering is expected to occur on May 19, 2008 (the “Closing Date”). Legal opinions related to the Common Units are filed as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K.

In the Underwriting Agreement, the Partnership, the General Partner and the Operating Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Underwriting Agreement in this Current Report on Form 8-K is qualified in its entirety by the terms of the Underwriting Agreement.

The Partnership intends to use the net proceeds from the Common Units Offering of approximately $127.3 million (or approximately $146.4 million if the Underwriters exercise in full their over-allotment option) to repay a portion of the borrowings outstanding under its revolving credit facility (the “Revolver”). Affiliates of certain of the underwriters in this offering are lenders under the Revolver and, accordingly, will receive a substantial portion of the net proceeds from the Common Units Offering.

In connection with the Common Units Offering, on the Closing Date, the General Partner will contribute $2.7 million (or $3.1 million if the Underwriters exercise in full their option to purchase additional Common Units) to the Partnership in order to maintain its 2% general partner interest in the Partnership. The Partnership intends to use the proceeds from such contribution to repay a portion of the borrowings outstanding under the Revolver.

ITEM 7.01.	Regulation FD Disclosure

On May 13, 2008, the Partnership issued a press release announcing the pricing of the Common Units Offering. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement dated as of May 13, 2008 among Penn Virginia Resource GP, LLC, Penn Virginia Resource Partners, L.P., Penn Virginia Operating Co., LLC and Lehman Brothers Inc. and UBS Securities LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

99.1	Press Release dated May 13, 2008, announcing pricing of the Common Units Offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PENN VIRGINIA RESOURCE PARTNERS, L.P.
(Registrant)

	By:	PENN VIRGINIA RESOURCE GP, LLC,
Its General Partner

Date: May 14, 2008	By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement dated as of May 13, 2008 among Penn Virginia Resource GP, LLC, Penn Virginia Resource Partners, L.P., Penn Virginia Operating Co., LLC and Lehman Brothers Inc. and UBS Securities LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

99.1	Press Release dated May 13, 2008, announcing pricing of the Common Units Offering.

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